Exhibit 10.9

SECOND OMNIBUS AMENDMENT AND

REAFFIRMATION OF LOAN DOCUMENTS

This Second Omnibus Amendment and Reaffirmation of Loan Documents (this “Amendment”) is dated as of the 4th day of June, 2010 (the “Effective Date”) by and among TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Borrower”), TNP Strategic Retail Trust, Inc., a Maryland corporation having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “REIT”), Thompson National Properties, LLC, a Delaware limited liability company having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“TNP”), Anthony W. Thompson, an individual having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Thompson”, and together with the REIT and TNP, the “Guarantors” and individually, a “Guarantor”), and KeyBank National Association, a national banking association having a principal place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, “Agent”) for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as “Lenders” and each individually referred to as a “Lender”).

Witnesseth That:

WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Revolving Credit Agreement dated as of November 12, 2009, as amended by that certain Omnibus Amendment and Reaffirmation of Loan Documents among the Borrower, the Guarantors and the Agent dated as of January 12, 2010 (the “First Omnibus Amendment”) (and as further amended, restated and/or modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to provide to the Borrower a revolving credit facility in the maximum principal amount of $15,000,000, and which obligations of the Borrower to the Lenders under the Credit Agreement are evidenced by, among other things, that certain Revolving Credit Note dated as of November 12, 2009 by the Borrower in favor of the Lenders and in the original principal amount of $15,000,000 (as amended by the First Omnibus Amendment and as further amended, restated and/or modified from time to time, the “Note”), and are secured by, among other things, (a) that certain Pledge and Security Agreement dated as of November 12, 2009 by the Borrower in favor of the Agent for the benefit of the Lenders (as amended by the First Omnibus Amendment and as further amended, restated and/or modified from time to time, the “Borrower Pledge Agreement”), (b) that certain Guaranty Agreement dated as of November 12, 2009 by the Guarantors in favor of the Agent for the benefit of the Lenders (as amended by the First Omnibus Amendment and as further amended, restated and/or modified from time to time, the “Guaranty”), and (c) that certain Pledge and Security Agreement dated as of November 12, 2009 by the REIT in favor of the Agent for the benefit of the Lenders (as amended by the First Omnibus Amendment and as further amended, restated and/or modified from time to time, the “REIT Pledge Agreement”);

WHEREAS, in accordance with the terms and provisions of the Credit Agreement and the related Loan Documents (as defined in the Credit Agreement), the Borrower, from time to time, may acquire Properties (as defined in the Credit Agreement) and/or direct or indirect Equity Interests in various Entities (as defined in the Credit Agreement);

WHEREAS, in connection with the acquisition of each Property and/or Equity Interests in an Entity, the Borrower has agreed to amend and supplement certain of the provisions, exhibits and schedules attached to the Credit Agreement and related Loan Documents;

WHEREAS, the Borrower holds 100% of the Equity Interests in and to TNP SRT Waianae Mall, LLC, a Delaware limited liability company (the “Waianae Entity”);

WHEREAS, pursuant to that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of July 13, 2009 (as amended from time to time) between the Waianae Entity (as assignee of TNP Acquisitions, LLC) and West Oahu Mall Associates LLC, a Hawaii limited liability company (the “Waianae Seller”), the Waianae Seller has agreed to sell, transfer and convey to the Waianae Entity, all of the Waianae Seller’s right, title and interest in and to the real property and improvements situated in the City of Honolulu, County of Honolulu, State of Hawaii and commonly known as “Waianae Mall” (the “Waianae Property”);

WHEREAS, Bank of America, N.A., a national banking association, successor by merger to LaSalle Bank National Association, as Trustee to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates Series 2006-IQ11 (the “Assumption Lender”) previously made a mortgage loan to the Waianae Seller in the original principal amount of $22,200,000 (the “Waianae Loan”), which Waianae Loan is evidenced by certain loan documents executed and delivered by the Waianae Seller to the Assumption Lender and more particularly described in the Assumption Agreement (collectively, the “Waianae Original Loan Documents”);

WHEREAS, in connection with the acquisition of the Waianae Property, the Waianae Entity, the Assumption Lender and the Waianae Seller have entered into that certain Note and Mortgage Assumption Agreement (MSCI 2006-IQ11; Loan No. 710202870) dated on or about even date herewith (the “Assumption Agreement”, and together with the Waianae Original Loan Documents, the “Waianae Loan Documents”), pursuant to which the Waianae Entity agrees to assume all of the obligations of the Waianae Seller to the Assumption Lender under the Waianae Original Loan Documents;

WHEREAS, the Assumption Agreement contains certain limitations related to the pledge of the membership interests in and to the Borrower and the Waianae Entity; and

WHEREAS, in connection with the foregoing, the Borrower has requested, and the Agent has agreed to provide, certain amendments to the Loan Documents, all upon the terms and provisions more particularly set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Loan Documents and agree as follows:

1. Recitals and Definitions. The foregoing recitals are hereby incorporated by reference as if set forth at length herein. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

2. Amendments to Credit Agreement. As of the Effective Date, each of the Borrower, the Guarantors and the Agent agree that:

(a) Pursuant to the provisions of Section 9.6.1 of the Credit Agreement, the Agent hereby agrees that, in connection with the Assumption, each of the REIT and the Borrower shall be permitted to provide to the Assumption Lender, on a joint and several basis, a guaranty in an amount not to exceed ten percent (10%) of the outstanding principal balance of the Waianae Loan (as such outstanding principal balance is reflected on Schedule I attached hereto and made a part hereof, and is reduced from time to time), plus enforcement costs.

(b) Pursuant to the terms of the Credit Agreement, upon the Borrower’s direct or indirect acquisition of an Entity and/or a Property, the Borrower agrees to update certain of the exhibits and schedules to the Credit Agreement. Accordingly, Exhibits B, C and E to the Credit Agreement are hereby amended and supplemented by adding thereto the information set forth on

Schedule 1 attached to this Amendment, which information is true, correct and complete as of the Effective Date.

3. Amendment to the REIT Pledge Agreement. Contemporaneous with the execution and delivery of this Amendment the REIT is executing and delivering to the Agent a certain Addendum (as defined in the REIT Pledge Agreement) to the REIT Pledge Agreement, and which Addendum is attached hereto as Schedule II and is hereby made a part hereof. As of the Effective Date, Exhibit A to the REIT Pledge Agreement is hereby amended and restated to reflect the Equity Interests set forth in said Schedule II attached to this Amendment. For purposes of clarification, until the Repayment Event, the Collateral (as defined in the REIT Pledge Agreement) shall expressly exclude (a) the voting general partnership interests held by the REIT in and to the Borrower and (b) fifty-one percent (51%) of the voting limited partnerships interests of the Borrower (but the Collateral shall include any voting limited partnership interests that the REIT may own, from time to time, in excess of fifty-one percent (51%) of the voting limited partnership interests in the Borrower).

4. Repayment Event. Upon the repayment in full of the obligations due and owing by the Waianae Entity to the Assumption Lender under the Waianae Loan Documents (the “Repayment Event”):

(a) Exhibit A to the Borrower Pledge Agreement shall automatically be modified, amended and the lien granted to Agent under the Borrower Pledge Agreement shall be deemed to include (all without any further act, action, amendment, modification or alteration to the Borrower Pledge Agreement or any other Loan Document being required), all Equity Interests of the Borrower in and to the Waianae Entity; and

(b) Exhibit A to the REIT Pledge Agreement shall automatically be modified, amended and the lien granted to Agent under the REIT Pledge Agreement shall be deemed to include (all without any further act, action, amendment, modification or alteration to the REIT Pledge Agreement or any other Loan Document being required), all Equity Interests of the REIT in and to the Borrower.

5. References in Loan Documents. All references in any of the Loan Documents to the “Credit Agreement”, the “Note”, the “Guaranty”, the “Borrower Pledge Agreement”, the “REIT Pledge Agreement” or to the “Loan Documents”, shall, from and after the Effective Date be deemed to mean and refer to the Credit Agreement, the Note, the Guaranty, the Borrower Pledge Agreement, the REIT Pledge Agreement, or such Loan Document (as applicable) as amended and affected by this Amendment. This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

6. Ratification by Borrower and Guarantors. The Borrower and each Guarantor hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against the Borrower, the Guarantors and against the Collateral described therein in accordance with their respective terms. The Borrower and each Guarantor hereby further acknowledges and agrees that, as of the Effective Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.

Additionally, by its execution of this Amendment, each Guarantor hereby (a) acknowledges and consents to the terms and provisions of this Amendment; (b) ratifies, affirms and confirms the Guaranty; (c) agrees that the Guaranty is and shall remain in full force and effect and that the terms and provisions of the Guaranty covers and pertains to the Guaranteed Obligations (as defined in the Guaranty), Notes, Credit Agreement and other Loan Documents; (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty or other obligations created and evidenced by the Guaranty; and (e) certifies that the representations and warranties contained in the Guaranty, the Credit Agreement, and the other Loan Documents with respect to each Guarantor remains the true and correct representations and warranties of such Guarantor as of the Effective Date.

7. Security and Liens. All Obligations of Borrower and Guarantors under the Loan Documents, each as amended by this Amendment, shall be secured by and be entitled to the benefits of, and the Collateral shall remain in all respects subject to the liens, charges and encumbrances of, the Security Documents and the other Loan Documents, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.

8. No Waiver. This Amendment is only a modification of the Loan Documents and is not intended to, and shall not be construed to, effect a novation of any Loan Document, or to constitute a modification of, or a course of dealing at variance with, the Loan Documents (each as amended by this Amendment), such as to require further notice by Lenders or Agent to require strict compliance with the terms the other Loan Documents in the future.

9. Representations and Warranties. Borrower and Guarantors hereby warrant that all of the representations and warranties contained in the Loan Documents are true and correct as of the Effective Date and that no Event of Default has occurred and is continuing or would result by the execution of this Amendment which constitutes an Event of Default under the Credit Agreement or any Loan Document or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both. Borrower and Guarantor further represent and warrant that the execution and delivery of this Amendment and all related documents have been duly authorized by Borrower and the Guarantors.

10. Release; Set-off. Borrower and each Guarantor hereby unconditionally releases and forever discharges Agent, each Lender and their respective officers, directors, shareholders, and employees from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Effective Date in connection with the Credit Agreement, the Loan Documents and any other documents relating thereto.

11. Miscellaneous. (a) all costs and expenses of Agent, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Agent relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby, shall be the responsibility of Borrower; (b) this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed within such state; and (c) this Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (or in so-called “pdf” format) shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, Agent, Borrower and Guarantors have caused this Amendment to be duly executed by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

BORROWER:	TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By	/s/ Wendy Worcester
		Name	Wendy Worcester
		Title	Chief Financial Officer

AGENT AND LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Christopher T. Neil
Christopher T. Neil
Senior Relationship Manager

GUARANTORS:	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

		By	/s/ Wendy Worcester
		Name	Wendy Worcester
		Title	Chief Financial Officer

THOMPSON NATIONAL PROPERTIES, LLC, a Delaware limited liability company

		By	/s/ Wendy Worcester
		Name	Wendy Worcester
		Title	Chief Financial Officer

/s/ Anthony W. Thompson
Anthony W. Thompson, an individual